Morgan Stanley Strategist Fund
                     Item 77(o) 10f-3 Transactions
                    January 1, 2002 - June 30, 2002

Security  Date of   Price    Shares  % of   Total          Purcha  Broker
          Purchase  Of       Purcha  Assets Issued         sed
                    Shares   sed                           By
                                                           Fund
Singtel   11/15/01   $99.74  570,00  0.152%  1,346,503,50  0.042%  Salomon
6.375                             0                     0          Smith
12/1/11                                                            Barney